As filed with the Securities and Exchange Commission on February 26, 2009
Registration No. 333-116655

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
to
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Weatherford International Ltd.	Weatherford International, Inc.
(Exact name of registrants as specified in their charters)

Bermuda	Delaware
(State or other jurisdiction of	(State or other jurisdiction of
incorporation or organization)	incorporation or organization)

98-0371344	04-2515019
(I.R.S. employer	(I.R.S. employer
identification number)	identification number)
515 Post Oak Boulevard
Houston, Texas 77027
(713) 693-4000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Burt M. Martin
Weatherford International Ltd.
515 Post Oak Boulevard
Houston, Texas 77027
(713) 693-4000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
W. Mark Young
Andrews Kurth LLP
600 Travis, Suite 4200
Houston, Texas 77002
(713) 220-4200

     Approximate date of commencement of proposed sale to the public: Not applicable. Termination of Registration Statement and deregistration of related securities that were not sold pursuant to the Registration Statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

SIGNATURES

DEREGISTRATION OF SECURITIES
          This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) relates to the Registration Statement on Form S-3 (Registration No. 333-116655) of Weatherford International Ltd., a Bermuda exempted company (“Weatherford Bermuda”), and Weatherford International, Inc., a Delaware corporation (“Weatherford Delaware” and together with Weatherford Bermuda, the “Registrants”), which was filed with the Securities Exchange Commission (the “Commission”) on June 18, 2004 and was deemed effective upon filing (the “Registration Statement”). The Registration Statement registered $750,000,000 aggregate principal amount of senior debt securities of Weatherford Bermuda, subordinated debt securities of Weatherford Bermuda, senior debt securities of Weatherford Delaware, subordinated debt securities of Weatherford Delaware, common shares of Weatherford Bermuda, preference shares of Weatherford Bermuda, warrants of Weatherford Bermuda, units of Weatherford Bermuda, guarantees of Weatherford Bermuda and guarantees of Weatherford Delaware (collectively, the “Registered Securities”). Pursuant to the Registration Statement, Weatherford Bermuda issued and sold to the public $350,000,000 aggregate principal amount of 5.50% Senior Notes due 2016.
          On June 22, 2006, the Registrants filed with the Commission a new automatic shelf registration statement on Form S-3 (Registration No. 333-135244) (the “2006 Registration Statement”). In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, the Registrants deferred payment of all of the registration fees for the 2006 Registration Statement, except for an aggregate of $45,773 in registration fees that were paid with respect to the $400,000,000 aggregate principal amount of Registered Securities that were registered but not sold under the Registration Statement. The Registrants have terminated all offerings of the Registered Securities pursuant to the Registration Statement. In accordance with the undertakings of the Registrants in the Registration Statement, this Post-Effective Amendment is being filed to remove from registration all Registered Securities not heretofore distributed under the Registration Statement. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such Registered Securities.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (Registration No. 333-116655) to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on this 26 day of February, 2009.

WEATHERFORD INTERNATIONAL LTD. (a Bermuda exempted company)
By:	/s/ Bernard J. Duroc-Danner
Bernard K. Duroc-Danner
President, Chief Executive Officer, Chairman of the Board and Director (Principal Executive Officer)

          Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (Registration No. 333-116655) has been signed by the following persons in the capacities indicated below on this 26 day of February, 2009.

Signature	Title

/s/ Bernard J. Duroc-Danner	President, Chief Executive Officer, Chairman of the Board
Bernard K. Duroc-Danner	and Director (Principal Executive Officer)

/s/ Andrew P. Becnel	Senior Vice President and Chief Financial Officer
Andrew P. Becnel	(Principal Financial Officer)

/s/ Jessica Abarca	Vice President—Accounting and Chief Accounting Officer
Jessica Abarca	(Principal Accounting Officer)

* Nicholas F. Brady	Director

* David J. Butters	Director

* William E. Macaulay	Director

* Robert B. Millard	Director

* Robert K. Moses, Jr.	Director

* Robert A. Rayne	Director

* by Attorney-in-Fact

/s/ Burt M. Martin Burt M. Martin

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (Registration No. 333-116655) to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on this 26 day of February, 2009.

WEATHERFORD INTERNATIONAL, INC.
By:	/s/ Bernard J. Duroc-Danner
Bernard K. Duroc-Danner
President and Chief Executive Officer (Principal Executive Officer)

          Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (Registration No. 333-116655) has been signed by the following persons in the capacities indicated below on this 26 day of February, 2009.

Signature	Title

/s/ Bernard J. Duroc-Danner	President and Chief Executive Officer
Bernard K. Duroc-Danner	(Principal Executive Officer)

/s/ Andrew P. Becnel	Senior Vice President and Chief Financial Officer
Andrew P. Becnel	(Principal Financial Officer)

/s/ Jessica Abarca	Vice President—Accounting and Chief Accounting Officer
Jessica Abarca	(Principal Accounting Officer)

/s/ Burt M. Martin Burt M. Martin	Director